SUBORDINATED REVOLVING CREDIT NOTE

$10,000,000.00                                                                       St. Louis, Missouri
                                                                           August 26, 2009

FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an Iowa limited liability company (the “Borrower”), hereby promises to pay to the order of BUNGE N.A. HOLDINGS, INC., a Delaware corporation (the “Lender”), the principal sum of Ten Million Dollars ($10,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all loans made by the Lender to the Borrower pursuant to this Note. Loans under this Note may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note. Notwithstanding any provision contained in this Note to the contrary, (a)  the aggregate principal amount of loans which the Lender shall be committed to have outstanding under this Note at any one time shall not exceed Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00) (the “Lender’s Commitment”), (b) the Lender shall have no obligation to make any loan under this Note if, after giving effect to such loan, the outstanding principal balance of this Note would exceed the amount of the Lender’s Commitment and (c) the Lender may make or refuse to make, in the Lender’s sole and absolute discretion, any loan requested by the Borrower under this Note which would cause the outstanding principal balance of this Note to exceed the amount of the Lender’s Commitment.  To the extent there are any loans then outstanding under this Note, the Borrower hereby covenants and agrees to make a mandatory prepayment on this Note on each Business Day in an amount equal to the amount, if any, by which the “Outstanding Revolving Advances” (as defined in the AgStar Credit Agreement) on such Business Day are less than the “Borrowing Base” (as defined in the AgStar Credit Agreement) on such Business Day, if, as and to the extent Borrower is then permitted to make such prepayment under the AgStar Credit Agreement (whether by making a drawing on its revolving line of credit under the AgStar Credit Agreement or otherwise).

The Borrower further promises to pay to the order of the Lender interest on the from time to time outstanding principal balance of this Note prior to the maturity of this Note as follows: (a) so long as no Event of Default under this Note has occurred and is continuing, at a rate per annum equal to Seven and One-Half Percent (7-1/2%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change) and (b) so long as any Event of Default under this Note has occurred and is continuing, at a rate per annum equal to Ten and One-Half Percent (10-1/2%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change).  Said interest shall be due and payable monthly in arrears on the last day of each month commencing August 31, 2009, and at the maturity of this Note, whether by reason of acceleration or otherwise.  From and after the maturity of this Note, whether by reason of acceleration or otherwise, interest shall accrue and be due and payable on the demand of the Lender on the from time to time outstanding principal balance of this Note at a rate per annum equal to Ten and One-Half Percent (10-1/2%) per annum over and above the Floating Rate (which rate of interest shall fluctuate as and when the Floating Rate shall change).

Interest on this Note shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).  All payments received by the Lender under or in respect of this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note in such order and manner as the Lender shall elect.

The Borrower may request a loan under this Note by providing the Lender with written notice thereof no later than 10:00 a.m. (St. Louis time) at least one (1) Business Day before the Business Day such loan is to be made. Each request that the Lender make a loan under this Note (a “Borrowing Notice”) shall specify (a) the amount of the loan requested, which must be at least $100,000.00 or any larger multiple of $100,000.00 and (b) the date on which such loan is to be made, which must be a Business Day during the Revolving Credit Period. If, after giving effect to such loan, the outstanding principal balance of this Note would not exceed the amount of the Lender’s Commitment, subject to the terms and conditions of this Note and provided that the Lender has received the applicable Borrowing Notice, the Lender shall (unless the Lender determines that any applicable condition specified in the immediately following paragraph has not been satisfied) make the proceeds of such loan available to the Borrower in immediately available funds not later than 2:30 p.m. (St. Louis time) on the Business Day specified in the Borrowing Notice by wire transferring the amount of such loan to Borrower's Money Market, Treynor State Bank, Treynor, Iowa, Bankers' Bank, Madison, WI (ABA Routing No. 075912479), credit Treynor State Bank (ABA# 104920442), further credit to SIRE account #2101880 or to such other bank account of the Borrower as the Borrower may from time to time designate in writing. If, after giving effect to such loan, the outstanding principal balance of this Note would exceed the amount of the Lender’s Commitment and the Lender elects to make the requested loan to the Borrower (and the Lender shall have the right to make or not make any such loan requested by the Borrower in the Lender’s sole and absolute discretion), the Lender shall make the proceeds of such loan available to the Borrower in immediately available funds not later than 2:30 p.m. (St. Louis time) on the Business Day specified in the Borrowing Notice by wire transferring the amount of such loan to the Borrower’s Money Market, Treynor State Bank, Treynor, Iowa, Bankers' Bank, Madison, WI (ABA Routing No. 075912479), credit Treynor State Bank (ABA# 104920442), further credit to SIRE account #2101880 or to such other bank account of the Borrower as the Borrower may from time to time designate in writing. Each request by the Borrower for a loan under this Note shall constitute a representation and warranty by the Borrower that all of the representations and warranties made by the Borrower in this Note are true and correct on and as of the date of such loan as if made on and as of the date of such loan. The Borrower hereby authorizes the Lender to rely on facsimile, e-mail or written instructions of any person identifying himself or herself as one of the individuals listed on Schedule 1 attached hereto and incorporated herein by reference, and on any signature of any such designated individual which the Lender in good faith believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. The Borrower also hereby agrees to defend and indemnify the Lender and hold the Lender harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making loans or repayments under this Note.

Notwithstanding any provision contained in this Note to the contrary, the Lender shall have no obligation to make any loan under this Note unless: (a) the Lender shall have received a

Borrowing Notice for such loan; (b) immediately before and immediately after giving effect to such loan, the outstanding principal balance of this Note shall not exceed the amount of the Lender’s Commitment; (c) immediately before and immediately after giving effect to such loan, no Event of Default and no event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Note shall have occurred and be continuing; (d) immediately before and immediately after giving effect to such loan, no “Event of Default” (as defined therein) and no event which with the passage of time or the giving of notice or both would constitute an “Event of Default” (as defined therein) under the AgStar Credit Agreement shall have occurred and be continuing; (e) no material adverse change in the properties, assets, liabilities, business, operations, income or condition (financial or otherwise) of the Borrower shall have occurred since the date of this Note be continuing; (f) all of the representations and warranties made by the Borrower in this Note shall be true and correct in all material respects on and as of the date of such loan as if made on and as of the date of such loan; and (g) immediately before and immediately after giving effect to such loan, the “Outstanding Revolving Advances” (as defined in the AgStar Credit Agreement) are at least equal to the “Borrowing Base” (as defined in the AgStar Credit Agreement). Each request for a loan by the Borrower under this Note shall be deemed to be a certification by the Borrower on the date of the making of such loan that the statements set forth in clauses (b), (c), (d), (e), (f) and (g) of the immediately preceding sentence are true and correct on and as of such date.

The Lender shall record in its books and records the date and amount of each loan made by it to the Borrower under this Note and the date and amount of each payment of principal and/or interest made by the Borrower with respect thereto; provided, however, that the obligation of the Borrower to repay each loan made by the Lender to the Borrower under this Note shall be absolute and unconditional, notwithstanding any failure of the Lender to make any such recordation or any mistake by the Lender in connection with any such recordation.  The books and records of the Lender showing the account between the Lender and the Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

The Borrower shall have the right to prepay all at any time or any portion of the from time to time outstanding principal balance of this Note at any time without penalty or premium.

The Borrower shall make each payment of principal of, and interest on, this Note and all other amounts payable under this Note not later than 12:00 noon (St. Louis time) on the date when due by wire transferring such amounts to the Lender’s Account No. 323-891918 at  JP Morgan Chase (ABA Routing No. 0210-0002-1) or to such other bank account of the Lender as the Lender may from time to time designate in writing.  Any such payment received by the Lender after 12:00 noon (St. Louis time) shall be deemed to have been paid on the next succeeding Business Day.  Whenever any payment of principal of, or interest on, this Note shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day.  If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time. The acceptance by the Lender of any payment of principal or interest due under this Note after the date it is due shall not be held to establish a custom or waive any rights of the Lender to enforce prompt payment of any further payments or otherwise.

The Borrower hereby represents and warrants to the Lender that (a) all of the proceeds of each loan evidenced by this Note will be used by Borrower solely for the working capital purposes of the Borrower, (b) the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Iowa, (c) the execution, delivery and performance by the Borrower of this Note (i) are within the limited liability company powers of the Borrower, (ii) have been duly authorized by all necessary limited liability company action on the part of the Borrower, (iii) require no consent, approval or authorization of, action by or in respect of or filing or recording with any governmental or regulatory body, agency or official or any other third party and (iv) do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the articles or organization, operating agreement or other organizational documents of the Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality, authority, agency or official or any agreement, document or instrument to which the Borrower is a party or by which the Borrower or any of its property or assets is bound or to which the Borrower or any of its property or assets is subject, (d) this Note has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms and (e) the Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any loan under this Note will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

If any of the following events (“Events of Default”) shall occur: (a) the Borrower shall fail to make any payment of any principal of, interest on or other amount due under this Note as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) any representation or warranty made by the Borrower in this Note shall prove to have been untrue or incorrect in any material respect when made or deemed made; (c) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any limited liability company action for the purpose of effecting any of the foregoing; (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower, or of a substantial part of the property or assets of the Borrower, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Borrower or of a substantial part of the property or assets of the Borrower or (iii) the winding up or liquidation of the Borrower; and any such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days; (e) dissolution, termination of existence or operations, merger, consolidation or transfer of a substantial part of the property or assets of the Borrower; (f) the Borrower shall become insolvent in either the equity or bankruptcy sense of the term; (g) a judgment or order is rendered against the Borrower and either (i) enforcement proceedings have been commenced by any creditor upon any such judgment or order or (ii) within thirty (30) days after entry thereof, such judgment or order is not paid or otherwise discharged or execution thereof stayed pending appeal, or within thirty (30) days after the expiration of any such stay, such judgment or order is not paid or otherwise discharged; or a judgment or order in an amount in excess of $100,000.00 is rendered against the Borrower, irrespective of whether such judgment or order is paid or otherwise discharged or stayed pending appeal; (h) any default or event of default shall occur under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any outstanding indebtedness of the Borrower for borrowed money (other than this Note) in a principal amount in excess of $100,000.00 and such default shall (1) consist of the failure to pay such indebtedness when due (subject to any applicable grace period), whether by reason of maturity, acceleration or otherwise or (2) permit the holder or holders thereof to accelerate the maturity such indebtedness or otherwise cause such indebtedness to become due and payable prior to its expressed maturity; (i) any default or event of default by the Borrower shall occur under or within the meaning of any Material Agreement which is not cured within any applicable grace or cure period (if any) and which default or event of default shall (1) consist of a failure by the Borrower to make any required payment thereunder when due, or (2) allow Bunge North America, Inc. or any affiliate thereof to withhold performance or terminate such Material Agreement; (j) any “Event of Default” (as defined therein) shall occur under or within the meaning of the AgStar Credit Agreement; or (k) the AgStar Credit Agreement is amended, modified or terminated without the prior written consent of the Lender; then, and in each such event (other than an event described in clauses (c) or (d) above), the Lender shall have the right to declare that its obligation to make loans under this Note has terminated, whereupon such obligation of the Lender shall be immediately and forthwith terminated, and the Lender shall have the further right to declare the entire outstanding principal balance of and all accrued and unpaid interest on this Note to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on this Note shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Lender shall have the further right to exercise any and all other rights and remedies which it may have at law or in equity; provided, however, that upon the occurrence of any event described in clauses (c) or (d) above, the Lender’s obligation to make loans under this Note shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Lender shall have the right to exercise any and all other rights and remedies which it may have at law or in equity.

Upon the occurrence and during the continuance of any Event of Default under this Note, the Lender is hereby authorized at any time and from time to time, without notice to the

Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, to set-off and apply any and all indebtedness and other amounts at any time owing by the Lender to or for the credit or account of the Borrower against any and all indebtedness of the Borrower to the Lender evidenced by or arising under or in respect of this Note irrespective of whether or not the Lender shall have made any demand under this Note and although such obligations may be contingent or unmatured.  The Lender agrees to promptly notify the Borrower after any such set-off and application made by the Lender, provided, however, that the failure to give such notice shall not affect the validity of any such set-off and application.  The rights of the Lender under this paragraph are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.  Nothing contained in this paragraph shall impair the right of the Lender to exercise any right of set-off or counterclaim it may have against the Borrower and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower unrelated to this Note.

In the event that any payment of any principal of or interest on this Note is not paid when due, whether by reason of demand or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection, or if this Note is placed in the hands of an attorney or attorneys for representation of the Lender in connection with the bankruptcy or insolvency proceedings relating to or affecting this Note, the Borrower hereby promises to pay to the order of the Lender, in addition to all other amounts otherwise due on, under or in respect of this Note, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof).

The Borrower hereby agrees to pay or reimburse the Lender upon demand for (a) all out-of-pocket costs and expenses including, without limitation, reasonable attorneys' fees and expenses, incurred by the Lender in connection with the preparation, negotiation, execution, administration and/or enforcement of this Note and (b) all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by the Lender in connection with any amendment, modification, extension, renewal or restatement of this Note. The Borrower further agrees to pay or reimburse the Lender for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Note.  All of the obligations of the Borrower under this paragraph shall survive the payment and termination of this Note.

This Note may not be changed, nor may any term or condition be waived, modified or discharged orally but only by an agreement in writing, signed by the Lender.  No failure or delay by the Lender in exercising any right, remedy, power or privilege under this Note shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

All parties hereto expressly waive presentment, demand for payment, notice of dishonor, protest and notice of protest.

For purposes of this Note, the following terms shall have the following meanings:

AgStar Credit Agreement shall mean that certain Credit Agreement dated May 2,

2007, by and among the Borrower, AgStar Financial Services, PCA and the additional commercial, banking or financial institutions party thereto as banks (collectively, the “Banks”) and AgStar Financial Services, PCA, as the agent for the Banks, as amended by that certain First Amendment to Credit Agreement dated March 7, 2008, that certain Second Amendment to Credit Agreement dated December 19, 2008, that certain Third Amendment to Credit Agreement dated December 30, 2008, that certain Fourth Amendment to Credit Agreement dated as of February 28, 2009, that certain Fifth Amendment to Credit Agreement dated August 1, 2009, and as the same may from time to time be further amended, modified, extended, renewed or restated.

Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by the Lender or by commercial banks in St. Louis, Missouri or New York, New York.

Eurodollar Business Day shall mean any Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in both London and New York, New York.

Floating Rate shall mean, as of any Business Day, a rate per annum equal to the British Bankers’ Association interest settlement rates for U.S.  Dollar deposits for an interest period of one (1) month as of 11:00 a.m. (London time) on such Business Day (or, if such Business Day is not a Eurodollar Business Day, as of 11:00 a.m. (London time) on the immediately preceding Eurodollar Business Day) as published on Reuters Screen LIBOR01 Page, or if Reuters Screen LIBOR01 Page is not available, as published by Bloomberg Financial Services, Dow Jones Market Services, Telerate or any similar service selected by the Lender. The Floating Rate shall be determined and reset monthly on the first (1st) Business Day of each month.

Material Agreement means any of the following agreements between the Borrower and Bunge North America, Inc. or an affiliate thereof (or its affiliate), in each case as the same may be amended, modified, supplemented and restated from time to time: (a) Distillers Grain Purchase Agreement, dated as of October 13, 2006; (b) Agreement (Council Bluffs elevator), dated as of October 13, 2006; (c) Ethanol Purchase Agreement, dated as of December 15, 2008; (d) Grain Feedstock Agency Agreement, dated as of October 13, 2006; (e) Grain Feedstock Supply Agreement, dated as of December 15, 2008; (f) Lease Agreement dated as of December 15, 2008; (g) Amended and Restated Railcar Sublease dated as of March 25, 2009; and (h) Risk Management Services Agreement dated as of December 15, 2008.

Revolving Credit Period shall mean the period commencing on the date of this Note and ending July 31, 2011.

THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE CITY OR COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS THE LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF

OR RELATING TO THIS NOTE, (B) AGREES THAT ALL CLAIMS IN RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES.  THE BORROWER (AND BY ITS ACCEPTANCE HEREOF, THE LENDER) IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE BORROWER AND THE LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE.

This notice is provided pursuant to Section 432.047, R.S.Mo.  As used herein, “borrower(s)” means the Borrower, “creditor” means the Lender and each of “the credit agreement” and “this writing” means this Note. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Note without the prior written consent of the Lender and any purported assignment, transfer or delegation without the prior written consent of the Lender shall be null and void.

The Lender’s rights pursuant to this Note are subordinated to the rights of the Banks (as defined in the AgStar Credit Agreement) to the extent set forth in that Debt Subordination Agreement, dated on or about the date hereof, by and between the Lender and AgStar Financial Services, PCA.

This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

SOUTHWEST IOWA RENEWABLE ENERGY, LLC

By:	/s/ Karol King
Name: Karol King
Title: Chairman

:

SCHEDULE 1

Authorized Individuals